Exhibit 5.1

ANTHONY, LINDER & CACOMANOLIS, PLLC

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

christopher t. hines *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.*******

HARRIS TULCHIN, ESQ. ********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in CA and DC

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

March 5, 2025

Trio Petroleum Corp.

5401 Business Park South, Suite 115

Bakersfield, CA 93309

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Trio Petroleum Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”), filed by the examined the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof relating to (i) 300,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the Trio Petroleum Corp. 2022 Equity Incentive Plan, as Amended by Amendment No. 1 (the “2022 Plan”); and (ii) the resale of 210,000 restricted shares (the “Resale Shares” and together with the Plan Shares, the “Shares”) of Common Stock previously granted, pursuant to written agreements , to the selling stockholders named in the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated Bylaws of the Company; (c) certain resolutions adopted by the Board of Directors of the Company; and (d) the 2022 Plan.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to compliance with applicable state securities laws, we are of the opinion that (i) the Plan Shares, when and if issued pursuant to the terms of the 2022 Plan will be validly issued, fully paid and non-assessable; and (ii) the Resale Shares will be, when sold in the manner described in the Registration Statement, validly issued, fully paid and non-assessable.

Our opinion expressed herein is limited to the internal laws of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ANTHONY LINDER & CACOMANOLIS, PLLC

/s/ Anthony Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820 ● West Palm Beach, Florida ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832